Exhibit 99.1

AVEANNA HEALTHCARE HOLDINGS COMPLETES ACQUISITION OF FAMILY FIRST HOMECARE

AND UPDATES FULL YEAR 2026 GUIDANCE

Atlanta, Georgia (June 2, 2026) – Aveanna Healthcare Holdings Inc. (NASDAQ: AVAH), a leading, diversified home care platform focused on providing care to medically complex, high-cost patient populations, today announced that it completed its acquisition of Family First Holding, LLC ("Family First Homecare").

Family First Homecare is a scaled, multi-state provider of pediatric home care that primarily provides skilled Private Duty Nursing services with 27 locations in seven states including Florida, Illinois, Iowa, North Carolina, Pennsylvania, South Dakota, and Texas. The acquisition of Family First Homecare expands Aveanna’s specialized care model across an enhanced geographic footprint.

“I am thrilled to officially welcome the entire Family First Homecare team to Aveanna,” said Jeff Shaner, Chief Executive Officer of Aveanna. “Family First Homecare is a perfect fit for us. The Family First team is committed to delivering high-quality and patient-centered clinical care that produces exceptional outcomes for patients and families. Adding to our care in key geographies brings us greater density in important states while reinforcing our strategic mission to deliver high quality care. We're excited to complete this transaction and continue our story of growth and exceptional care together.”

Aveanna acquired Family First Homecare for a cash purchase price of $175.5 million and funded the acquisition with cash on hand.

Edge Healthcare Partners served as financial advisor to Aveanna, and Bass, Berry & Sims provided legal counsel. Baird and J.P. Morgan Securities, LLC served as financial advisors to Family First Homecare while Greenberg Traurig, LLP served as Family First Homecare’s legal advisor.

Revised Full Year 2026 Guidance

The following is Aveanna's updated guidance solely reflecting the impact of the operations of Family First Homecare for revenue and Adjusted EBITDA for the full fiscal year 2026 (year ending January 2, 2027):

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Revenue of between $2.63 and $2.65 billion, updated from between $2.56 and $2.58 billion. The increase is exclusively related to Family First Homecare's revenue guidance of $70.0 million.

Consistent with prior practice, Aveanna is not providing guidance on net income at this time due to the volatility of certain required inputs that are not available without unreasonable efforts, including future fair value adjustments associated with our interest rate swaps and caps.

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Adjusted EBITDA of between $338 and $342 million, updated from between $328 and $332 million. The increase is exclusively related to Family First Homecare's Adjusted EBITDA guidance of $10.0 million.

Forward-Looking Statements

Certain matters discussed in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements (other than statements of historical facts) in this press release regarding our prospects, plans, financial position, business strategy and expected financial and operational results may constitute forward-looking statements. Forward-looking statements generally can be identified by the use of terminology such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “seek,” “will,” “may,” “should,” “would,” “predict,” “project,” “potential,” “continue,” “could,” “design,” “guidance,” or the negatives of these terms or variations of them or similar expressions. These statements are based on certain assumptions that we have made in light of our experience in the industry as well as our perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate in these circumstances. Forward-looking statements involve a number of risks and uncertainties that may cause actual results to differ materially from those expressed or implied by such forward-looking statements, such as intense competition among home health, hospice and durable medical equipment companies; our ability to maintain relationships with existing patient referral sources; our ability to have services funded from third-party payers, including

Medicare, Medicaid and private health insurance companies, including as a result of changes to Medicaid to be implemented under the One Big Beautiful Bill Act; changes to Medicare or Medicaid rates or methods governing Medicare or Medicaid payments, and the implementation of alternative payment models, including but not limited to Medicare Advantage, Managed Care Organization, managed Medicaid, and other forms of managed care; any downward pressure on reimbursement resulting from further proliferation of Medicare Advantage plans; our limited ability to control reimbursement rates received for our services; delays in collection or non-collection of our patient accounts receivable, particularly during the business integration process, or when transitioning between systems associated with clinical data collection and submission, as well as billing and collection systems; healthcare reform and other regulations, including risks related to the proposed rule issued for the home health prospective payment system by Centers for Medicare & Medicaid Services; changes in the case-mix of our patients, as well as payer mix and payment methodologies; any reduction in net reimbursement if we do not effectively implement value-based care programs; the possibility that our business, financial condition and results of operations may be materially adversely affected by public health emergencies, such as a pandemic or other infectious disease outbreak; shortages in qualified employees and management and competition for qualified personnel; any failure to maintain the security and functionality of our information systems or to defend against or otherwise prevent a cybersecurity attack or breach; our substantial indebtedness, which increases our vulnerability to general adverse economic and industry conditions and may limit our ability to pursue strategic alternatives and react to changes in our business and industry; our ability to identify, obtain financing for, acquire and integrate strategic and accretive businesses or assets; an inability to achieve the anticipated strategic and operational goals and objectives with respect to the strategic acquisitions, including the acquisition of Family First Homecare; risks related to legal proceedings, claims and governmental inquiries given that the nature of our business exposes us to various liability claims, which may exceed the level of our insurance coverage; and other risks set forth under the heading “Risk Factors” in Aveanna’s Annual Report on Form 10-K for its 2025 fiscal year filed with the Securities and Exchange Commission on March 19, 2026, which is available at www.sec.gov. In addition, these forward-looking statements necessarily depend upon assumptions, estimates and dates that may prove to be incorrect or imprecise. Accordingly, forward-looking statements included in this press release do not purport to be predictions of future events or circumstances, and actual results may differ materially from those expressed by forward-looking statements. All forward-looking statements speak only as of the date made, and Aveanna undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Non-GAAP Financial Measures

In addition to our results of operations prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), we also evaluate our financial performance using EBITDA and Adjusted EBITDA. Given our determination of adjustments in arriving at our computations, these non-GAAP measures have limitations as analytical tools and should not be considered in isolation or as substitutes or alternatives to net income or loss, revenue, operating income or loss, or any other financial measures calculated in accordance with GAAP.

EBITDA and Adjusted EBITDA

EBITDA and Adjusted EBITDA are non-GAAP financial measures and are not intended to replace financial performance measures determined in accordance with GAAP, such as net income or loss. Rather, we present EBITDA and Adjusted EBITDA as supplemental measures of our performance. We define EBITDA as net income or loss before interest expense, net; income tax expense or benefit; and depreciation and amortization. We define Adjusted EBITDA as EBITDA, adjusted for the impact of certain other items that are either non-recurring, infrequent, non-cash, unusual, or items deemed by management to not be indicative of the performance of our core operations, including impairments of goodwill, intangible assets, and other long-lived assets; non-cash, share-based compensation and associated employer payroll taxes; loss on extinguishment of debt; fees related to debt modifications; the effect of interest rate derivatives; acquisition-related and integration costs; legal costs and settlements associated with acquisition matters; restructuring costs; other legal matters; and other system transition costs, professional fees and other costs. As non-GAAP financial measures, our computations of EBITDA and Adjusted EBITDA may vary from similarly termed non-GAAP financial measures used by other companies, making comparisons with other companies on the basis of this measure impracticable.

We believe our computations of EBITDA and Adjusted EBITDA are helpful in highlighting trends in our core operating performance. In determining which adjustments are made to arrive at EBITDA and Adjusted EBITDA, we consider both (1) certain non-recurring, infrequent, non-cash or unusual items, which can vary significantly from year to year, as well as (2) certain other items that may be recurring, frequent, or settled in cash but which we do not believe are indicative of our core operating performance. We use EBITDA and Adjusted EBITDA to assess operating performance and make business decisions.

We have incurred substantial acquisition-related costs and integration costs. The underlying acquisition activities take place over a defined timeframe, have distinct project timelines and are incremental to activities and costs that arise in the ordinary course of our business. Therefore, we believe it is important to exclude these costs from our Adjusted EBITDA because it provides us a normalized view of our core, ongoing operations after integrating our acquired companies, which we believe is an important measure in assessing our performance.

About Aveanna Healthcare

Aveanna Healthcare is headquartered in Atlanta, Georgia and has locations in 39 states providing a broad range of pediatric and adult healthcare services, primarily focused on care in the home, including nursing, hospice, rehabilitation, occupational nursing in schools, therapy, and day treatment center services for medically complex and chronically ill children and adults, as well as delivery of enteral nutrition and other products to patients. In addition, the Company provides respite healthcare services, which are temporary care provider services provided in relief of the patient’s normal caregiver. The Company’s services are designed to provide a high quality, lower cost alternative to prolonged hospitalization. For more information, please visit www.aveanna.com.